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Exhibit 1

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Medical Resources, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.



Dated: March 6, 2001                    /s/ Christopher J. Joyce
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                                        Christopher J. Joyce



Dated: March 6, 2001                    /s/ Geoffrey A. Whynot
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                                        Geoffrey A. Whynot